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Metris Receivables, Inc.                                     Metris Master Trust          Revised Delinq.         Monthly Report
Certificateholder's Statement                                    Series 1996-1                11/18/1996                  Sep-96
Section 5.2                                     Class A           Class B          Class C          Class D          Total

(i)   Certificate Amount                    518,000,000.00     87,500,000.00    50,000,000.00    44,500,000.00    700,000,000.00
(ii)  Certificate Principal Distributed               0.00              0.00             0.00                               0.00
(iii) Certificate Interest Distributed        2,784,250.00        495,833.33       263,950.79                       3,544,034.12

(iv) Principal Collections                   22,089,687.85      3,731,366.18     2,132,209.26     1,892,728.66     29,845,991.95
(v)  Finance Charge Collections               8,798,387.51      1,486,214.10       849,265.20       753,922.11     11,887,788.92
     Recoveries                                  48,943.14          8,267.42         4,724.24         4,204.57         66,139.37
     Interest Earned on Accounts                      0.00              0.00             0.00             0.00              0.00
       Total Finance Charge Collections       8,847,330.65      1,494,481.52       853,989.44       758,126.68     11,953,928.29
	 Total Collections                          30,937,018.50      5,225,847.70     2,986,198.70     2,650,855.34     41,799,920.24
(vi) Aggregate Amount of Principal Receivables                                                                  1,239,533,912.52
     Invested Amount (End of Month)         518,000,000.00     87,500,000.00    50,000,000.00    44,500,000.00    700,000,000.00
     Floating Allocation Percentage            41.7899014%        7.0591050%       4.0337743%       3.5900591%       56.4728397%

     Invested Amount (Beginning of Month)   518,000,000.00     87,500,000.00    50,000,000.00    44,500,000.00    700,000,000.00
     Average Daily Invested Amount                                                                                699,908,658.18

 (vii)  Receivable Delinquencies (As a % of Total Receivables)
	Current                                                        85.52%     1,091,434,498.51
	30 Days to 59 Days (1 to 29 Days Contractually Delinquent)      9.07%       115,694,877.38
	60 Days to 89 Days (30 to 59 Days Contractually Delinquent)     2.12%        27,093,153.53
	90 Days and Over (60+ Days Contractually Delinquent)            3.29%        42,007,790.76
	   Total Receivables                                          100.00%     1,276,230,320.18

 (viii) Aggregate Investor Default Amount                                             3,377,296.39
	As a % of Average Daily Invested Amount  (Annualized based on 366 days/year)         6.31%

 (ix)  Charge-Offs
       Class A                                                                                0.00
       Class B                                                                                0.00
       Class C                                                                                0.00
       Class D                                                                                0.00
	  Total Charge-Offs                                                                   0.00

 (x)   Servicing Fee                                                                  1,071,038.25

(xi)  Pool Factor
      Class A                                                                            1.0000000
      Class B                                                                            1.0000000
      Class C                                                                            1.0000000

(xii) Unreimbursed Reallocated Principal Collections
      Class B                                                                                 0.00
      Class C                                                                                 0.00
      Class D                                                                                 0.00

(xiii) Excess Funding Account Balance                                                         0.00
       Prefunding Account Balance                                                             0.00

Average Net Portfolio Yield                                                               16.0176%
Minimum Base Rate                                                                          8.4723%
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